Exhibit 99.1

RemoteMDx, Inc. Announces Management Changes
to Leverage $21.8 Million Recapitalization

RemoteMDx, Inc. (OTCBB: RMDX), a national leader in interactive offender tracking technologies widely utilized by more than 600 public safety agencies across 35 states, announced the addition of Edgar Bernardi and Rene Klinkhammer as board members and Chad Olsen as Chief Financial Officer and Corporate Secretary.

“I am very excited with the addition of Dr. Bernardi and Mr. Klinkhammer to our board.  Their knowledge and experience will provide added management sophistication, helping us achieve our goal to become the leader in GPS offender tracking,” said David Derrick, Chief Executive Officer and Chairman of the Board.

The appointments filled the vacancies created by the resignations of James Dalton as a member of the board of directors, and of Michael Acton as the company’s Chief Financial Officer and Corporate Secretary, both effective January 20, 2010.  Mr. Dalton and Mr. Acton had earlier assumed management roles at ActiveCare, Inc., a former subsidiary of the company when it was spun off in 2009.  Mr. Derrick noted, “While both Mr. Dalton and Mr. Acton were instrumental in evolving RemoteMDx and will be greatly missed, all agree that these changes are consistent with the recently announced $21.8 million recapitalization of the company and fully support the initiatives to drive our company and our business forward.”

In conjunction with these progressive board and officer changes, the company also announced an organizational restructuring to facilitate continued growth and direct focus to customer value chain and service quality initiatives. John Hastings, President and Chief Operating Officer, formally announced the formation and organizational restructuring of the company around the concept of operational “Centers of Excellence.” According to Mr. Hastings, “This new customer-focused structure provides for fewer direct reports with more empowered decision-making, directly benefiting customers. We believe that these changes also provide more responsibility and accountability for streamlining processes and making additional changes necessary to deliver enhanced customer value and achieve the company’s financial goals.”

As part of the Centers of Excellence (“COE”) organization, the following appointments were announced:

•	Robert Schick, Vice President & Managing Director
o	Global Interactive Technologies & Value Chain Management (COE)

•	Bernadette Suckel, Vice President & Managing Director
o	Offender Management Solutions & Customer Service (COE)

•	Steve Florek, Vice President & Managing Director
o	Offender Insights & Knowledge Management (COE)

•	Chad Olsen, Chief Financial Officer & Managing Director
o	Financial Planning & Growth Management (COE)

The following biographies summarize the business experience of the newly appointed directors, as well as the newly appointed Chief Financial Officer:

Dr. Edgar Bernardi, Director

Dr. Bernardi, 53, graduated from the University of Wuppertal, Wuppertal, Germany, in 1976 in physics and mathematics.  He received his master’s degree in physics from University Bonn, Physics Institute, Bonn Germany in 1984, emphasizing elementary particle physics.  In 1988, he received his Ph.D. from the University Hamburg, Hamburg Germany, specializing in elementary particle physics.  From 2001 through 2009, Dr. Bernardi served as CTO, COO, CSO and CIO for euromicron AG, a holding company with buy and build strategy in the core business of network and fiber optics technology in Germany.  From 1999 through 2001, he served as the general manager for Christian Schwaiger GmbH & Co., KG, an entity engaged in the production and trade of antenna, satellite and cable TV reception systems.  From 1998 through 1999, Dr. Bernardi was the director of network operator services for Alcatel Sel AG, a worldwide manufacturer of telecommunication network equipment.  From 1991 through 1998, he served in two capacities for Mannesmann Mobilfunk GmbH, (Vodafone GmbH), which was the first private mobile network operator in Germany, of which he was the head of the department of network planning and optimization and head of the department of system aspects.  From 1988 through 1990 he was with Robert Bosch GmbH, a worldwide manufacturer of automotive and telecommunication equipment and served as the main adviser of business unity public telecommunications and development center and an adviser in the business unit for public telecommunications development center.

Mr. Rene Klinkhammer, Director

Mr. Klinkhammer, 30, graduated from European Business School, Oestrich-Winkel, Germany, in 2004, with an MBA-equivalent degree in business administration.  His majors were Banking, Finance and International Management.  After graduating, Mr. Klinkhammer joined Deutsche Bank’s Investment Banking Division as an analyst in the Corporate Finance Advisory Group, specializing in mergers & acquisitions, along with debt and equity financing transactions for larger German clients of the bank.  In 2007, Mr. Klinkhammer joined Sapinda Group, a privately-owned investment company with offices in Amsterdam, Berlin and London.  For the past three years, Mr. Klinkhammer has worked with RemoteMDx as both an investor and advisor.

Mr. Chad Olsen, Chief Financial Officer

Mr. Olsen, 38, has been our corporate controller since September 2001 and the Company’s Chief Accounting Officer since October 2008. Previously, from 1992 to 1997, Mr. Olsen worked in the banking and investment industry where he assisted clients with tax, investment and banking services. From 1997 to 2001, Mr. Olsen worked with a certified public accounting firm performing tax, auditing, and business consultative services. Additionally, Mr. Olsen owned and operated his own accounting practice performing tax, accounting, and consulting services. Mr. Olsen received a Bachelor of Science Degree in Accounting from Brigham Young University.

Mr. Hastings concluded, “We believe that the recently announced $21.8 million recapitalization, combined with significant and positive organizational restructuring around Centers of Excellence, in concert with attracting new operational talent and board members, all together serve as a catalyst, which will support the continued financial momentum achieved this past year and allow us to deliver against our business plan.”

About RemoteMDx

RemoteMDx is a leading edge, patented intervention monitoring, case management and advanced communications technology company, widely utilized by approximately 15,000 offenders in over 600 law enforcement agencies, judicial districts and county jurisdictions across 35 states, with applications targeted for offender tracking and homeland security. Through its SecureAlert subsidiary, RemoteMDx observes and tracks offenders no matter where they may be -- in their car, home or office. SecureAlert can intervene in real-time with direct voice communication when an offender is in violation of probation or parole, such as sex offenders who are prohibited from entering school areas, parks, etc. Highly trained monitoring center personnel monitor the offenders activities 24/7 through GPS satellite mapping and computer systems. The SecureAlert programs allow offenders to re-enter society by keeping them accountable 24 hours a day, every day, supporting rehabilitation initiatives and providing for enhanced public safety, while reducing the overall burdens and costs carried by the criminal justice and corrections systems. To learn more about RemoteMDx, visit www.remotemdx.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act, including future growth and earnings opportunities of the company. Actual results could differ materially from those projected in these forward-looking statements, which involve a number of risks and uncertainties, including the company's ability to retain and to promptly satisfy current backorders and other economic, competitive, governmental, technological, regulatory, manufacturing and marketing risks associated with the company's business and financial plans. The contents of this release should be considered in conjunction with the risk factors, warnings, and cautionary statements that are contained in the company's most recent filings with the Securities and Exchange Commission.

Contact:
Jeffrey Peterson
Investor/Media Relations
866-451-6141
ir@remotemdx.com